Exhibit 99.1

Gene Logic Reports Fourth Quarter and Full Year 2005 Financial Results;
                 Record Quarterly and Annual Revenue;
               Fourth Quarter Net Loss Narrows by 47%;
Genomics Services Achieves Profitability for Fourth Consecutive Quarter

    GAITHERSBURG, Md.--(BUSINESS WIRE)--Feb. 24, 2006--

      DRS Business Signs Drug Repositioning Agreement with Roche

    Gene Logic Inc. (NASDAQ:GLGC) today reported financial results for the fourth quarter and twelve months ended December 31, 2005.

    Revenue

    Total revenue for the fourth quarter of 2005 was $22.4 million compared to $20.1 million for the fourth quarter of 2004, an increase of $2.4 million or 12%. Genomics Services revenue increased $3.7 million, or 27%, over the prior year period, and included $6.9 million from the sale to several existing customers of perpetual licenses for certain data and software, and reflects the Company's broadening of its Genomics Services offerings. Nonclinical Services revenue decreased $1.6 million or 26% reflecting continued business development and capacity utilization challenges. Drug Repositioning and Selection Partnerships ("DRS Business") recorded a small amount of revenue.
    Total revenue for the full year 2005 was $79.4 million compared to $75.9 million for 2004, an increase of $3.4 million or 5%, and ahead of our previous guidance for the year of $76 to $78 million. For the 2005 period, Genomics Services revenue increased $4.4 million or 8%, Nonclinical Services revenue decreased $1.6 million or 7%, and the DRS Business recorded a small amount of revenue.

    Operating Expenses

    Operating expenses consist of costs for adding content to the Company's Genomics Services databases, costs for developing its DRS Business and sales, marketing, and general and administrative expenses associated with all of the Company's business segments. Operating expenses do not include the cost of sales for Nonclinical Services.
    For the fourth quarter of 2005, total operating expenses were $18.3 million compared to $17.9 million for the fourth quarter of 2004, and reflect the achievement of certain economies associated with developing additional database content, including lower costs for microarrays, tissues, amortization and agreements with third parties, offset by $1.5 million of increased expenses associated with the ongoing development and commercialization of DRS Services.
    For the twelve months of 2005, total operating expenses were $102.9 million compared to $79.4 million for the same period of 2004. Total operating expenses for the twelve months of 2005 reflect the impact of the $32.8 million goodwill impairment charge related to the Company's Nonclinical Services. Total operating expenses for the twelve months of 2004 reflect the impact of the $8.8 million purchased research and development ("R&D") write-off recorded in connection with the Company's acquisition of certain drug repositioning and selection technologies from Millennium. Excluding the goodwill impairment charge and the purchased R&D write-off, total 2005 operating expenses for the Company were $70.1 million compared to $70.6 million for the same period of 2004.

    Segment Operating Income (Loss)

    Note: Management uses operating income to evaluate segment performance. To arrive at operating income, the Company has included all direct costs for providing its services and an allocation for corporate overhead applied on a consistent and reasonable basis. The Company has excluded the cost of income taxes and interest income or expense and could also exclude certain unusual or corporate related costs in the future. In addition, while the Company's consolidated results of operation include adjustments to reflect the elimination of inter-company transactions, individual segments may include inter-company transactions. The Company does not believe such inter-company transactions are material and believes that their inclusion does not impact either management's or shareholders' understanding of the Company's various segments. For the purpose of clarity, revenue is reported net of inter-company transactions.

    The following segment operating results exclude the impact of three items:

    --  a $32.8 million non-cash goodwill impairment expense in 2005;

    --  an $8.8 million purchased R&D expense in 2004; and

    -- a $0.3 million final purchase price allocation adjustment related to purchased R&D expense in the fourth quarter of 2004.



Segment Operating Income (Loss) for the Fourth Quarter Ended
December 31:


                                               2005          2004
                                            ------------  ------------
Genomics services                           $     4,690   $      (459)
Nonclinical services                             (4,251)       (2,552)
DRS business                                     (2,867)       (1,673)
                                            ------------  ------------
Total operating income (loss)               $    (2,428)  $    (4,684)
                                            ------------  ------------



Segment Operating Income (Loss) for the Twelve Months Ended
December 31:


                                               2005          2004
                                            ------------  ------------
Genomics services                           $     7,213   $    (6,887)
Nonclinical services                            (14,539)      (11,434)
DRS business                                    (10,903)       (2,490)
                                            ------------  ------------
Total operating income (loss)               $   (18,229)  $   (20,811)
                                            ------------  ------------


    Genomics Services:

    For the fourth quarter of 2005, Genomics Services reported an operating profit of $4.7 million compared to an operating loss of $0.5 million for the fourth quarter of 2004. For the twelve months of 2005, Genomics Services reported an operating profit of $7.2 million compared to an operating loss of $6.9 million for the twelve months of 2004.
    The results reflect increased sales, lower database production expenses, including microarray and tissue usage and, for the twelve months, lower costs for agreements with third-party suppliers.

    Nonclinical Services:

    For the fourth quarter of 2005, Nonclinical Services reported an operating loss of $4.3 million compared to an operating loss of $2.6 million for the fourth quarter of 2004. For the twelve months of 2005, Nonclinical Services reported an operating loss of $14.5 million compared to $11.4 million for the twelve months of 2004.
    The results reflect the impact of continued lower gross margins, high labor and support expenses associated with the Company's ongoing underutilization of existing study capacity and, most significantly, lower revenue.

    DRS Business:

    For the fourth quarter and twelve months of 2005, the Company's loss in the DRS Business was $2.9 million and $10.9 million, respectively, compared to $1.7 million and $2.5 million in both prior year periods, respectively. The Company continues to invest in the DRS Business.
    These results reflect the scale-up and development of the Company's DRS Business over the past 18 months.

    Net Loss

    Note: The Company reports non-GAAP results, which exclude certain non-operational charges and non-cash charges that management generally does not consider in evaluating the Company's ongoing operations. The Company provides non-GAAP results as a complement to GAAP results. Management believes these non-GAAP measures are helpful to investors because they highlight underlying trends in the Company's base business (defined as a combination of Genomics Services and Nonclinical Services) and provide useful period-to-period financial comparisons. A reconciliation of non-GAAP to GAAP results is included in a supplemental table which follows the condensed consolidated financial statements. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

    For the fourth quarter of 2005, total consolidated net losses were $2.1 million or $0.07 per share, compared to $4.0 million, or $0.13 per share, for the fourth quarter of 2004. Total consolidated net losses for the fourth quarter of 2004 reflect the impact of the final purchase price allocation of $0.3 million related to purchased R&D write-off recorded in connection with the Company's acquisition of certain drug repositioning and selection technologies from Millennium. Excluding the final purchase price allocation, total consolidated net losses in the fourth quarter of 2004 were $4.3 million or $0.14 per share.
    For the twelve months of 2005, total consolidated net losses were $48.3 million or $1.52 per share, compared to $28.5 million, or $0.91 per share, for the twelve months of 2004. Total consolidated net losses for the twelve months of 2005 reflect the impact of the $32.8 million goodwill impairment charge with respect to the Company's Nonclinical Services. Total consolidated net losses for the twelve months of 2004 reflect the impact of the $8.8 million purchased R&D write-off recorded in connection with the Company's acquisition of the technologies from Millennium. Excluding the goodwill impairment charge and the purchased R&D write-off, the Company's full year 2005 total consolidated net losses were $15.5 million, or $0.49 per share, compared to $19.7 million, or $0.63 per share for the full year of 2004, an improvement of $4.2 million or 21%.

    Backlog

    As of December 31, 2005, Gene Logic had a backlog for its Nonclinical Services of approximately $16 million. The Company's backlog consists of commitments under signed task orders and other written obligations both commercial and government, including certain government contracts wherein funding has been committed but not yet assigned to a specific project. The Company excludes any amounts thereunder already recognized as revenue.

    Liquidity

    As of December 31, 2005, the Company had approximately $82.1 million in combined cash, cash equivalents and marketable securities available-for-sale, compared to $102.9 million as of December 31, 2004.

    2005 Highlights

    DRS Business:

    -- entered into two milestone and royalty based agreements with major pharmaceutical companies, Pfizer and Roche, to reposition a significant number of drug candidates from a broad range of therapeutic areas; and

    -- achieved its goal of initiating repositioning work on over thirty (30) compounds by year end 2005.

    Genomics Services:

    -- achieved operating profitability in each of the four quarters of 2005;

    -- initiated a variety of genomics and toxicogenomics-based services with more than twenty-five (25) new customers during 2005;

    -- completed the planned upgrade of the BioExpress database using the latest Affymetrix human microarray platform; and

    -- during the fourth quarter, began commercial operations of a new SNP genotyping lab and commenced DNA-based data generation services for two pharmaceutical companies.

    Nonclinical Services:

    -- during the fourth quarter, re-aligned its sales focus toward biotechnology clients and expanded its sales force into key growth markets;

    -- continued to hire important senior level operations and quality control personnel; and

    -- during the fourth quarter, reduced its divisional headcount to more properly align staffing with anticipated revenue over the near term.

    Financial Guidance

    The following Company financial guidance for 2006 is accurate as of this date only, and the Company has no obligation to update this guidance. In addition, the following forecast does not include the impact of expensing equity-based compensation under FAS 123R, which the Company adopted beginning in 2006.
    For 2006, the Company expects the Genomics Business to continue to grow. The Company will continue to work on addressing the financial performance of the Nonclinical Services business and management is confident that progress is being made. The Company also will continue to make a significant R&D investment in the DRS Business and to process drug candidates for repositioning from the Company's pharmaceutical partners. The Company expects 2006 revenues and earnings to show improvement over 2005, although it is anticipated that earnings for the first half of the year will be unfavorable to the same period of the prior year. Finally, the Company reaffirms that, excluding the impact of the adoption of FAS 123R, it will achieve profitability at some point during 2007.

    Conference Call and Webcast

    Gene Logic will host a conference call and webcast on February 24, 2006 at 10:00 a.m. Eastern to discuss the results for the fourth quarter and full year of 2005. Participants to the live call may dial 866/314-9013 or 617/213-8053; alternatively, a webcast of the live call will be accessible from the Investors section of the Company's website at www.genelogic.com.
    A replay of the call will be available beginning February 24, 2006 through March 10, 2006. Participants to the replay may dial 888/286-8010 or 617/801-6888 and use the passcode 39947944. An archived webcast of the conference call will also be available under the Investors section of the Company's website at www.genelogic.com.

    Gene Logic Overview

    Gene Logic is leading the transformation of pharmaceutical research and development with its extensive gene expression databases, pioneering efforts in toxicogenomics, sophisticated bioinformatics expertise, specialty nonclinical services testing capabilities and cutting edge technology program for drug repositioning. Gene Logic technologies and services are used by many of the world's top pharmaceutical and biotechnology companies. Over 150 organizations and government agencies have benefited from Gene Logic's diverse portfolio of drug development services, enabling them to make more informed, more reliable and more predictive decisions at each point in the highly complex and costly drug development process. Founded in 1994, Gene Logic is headquartered in Gaithersburg, Md., with additional research and development facilities in Cambridge, Mass. and Berkeley, Calif. The Company maintains customer support operations in the U.S., Europe and Asia and currently has about 450 employees worldwide. For more information, visit www.genelogic.com or call toll-free - 1/800/GENELOGIC.

    Use of Non-GAAP Financial Measures

    As a result of the Company's adoption of FAS 123R, beginning in the first quarter 2006, the Company's earnings releases will include non-GAAP financial measures of its financial results in addition to normal GAAP financial measures for the reporting period. The non-GAAP financials exclude the income statement effects of non-cash equity-based stock compensation expense used in calculating GAAP earnings per share. The Company believes that the presentation of results excluding non-cash equity-based stock compensation expense will provide meaningful supplemental information to both management and investors that will be more informative as to the Company's operating results and will facilitate comparison of operating results across reporting periods. The Company is using the Modified Prospective Method in its adoption of FAS 123R and, as such, will not be required to restate prior year results for the impact of option expensing. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

    Safe Harbor Statement

    This news release contains forward-looking statements that involve significant risks and uncertainties; including those discussed below and others that can be found in our Annual Report on Form 10-K for the year ended December 31, 2004 (filed on March 16, 2005) and in subsequent filings made with the Securities and Exchange Commission. Gene Logic is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
    No forward-looking statement can be guaranteed and actual results may differ materially from those we project. The Company's results may be affected by: the extent of utilization of genomics, toxicogenomics, bioinformatics, nonclinical contract research and drug repositioning and selection in research and product development by the pharmaceutical and biotechnology industry; our ability to limit our losses and become profitable; our ability to retain existing and obtain additional domestic and international customers in a timely manner; capital markets and other economic conditions adversely affecting the purchasing patterns of pharmaceutical and biotechnology companies; merger and acquisition and other consolidation trends among pharmaceutical and biotechnology companies; levels of industry research and development spending; risks relating to the development of genomics and toxicogenomics-based services and their use by existing and potential customers; our reliance on sole source suppliers; our ability to timely supply customers with additional data as required under some of our genomics and toxicogenomics services contracts; risks relating to the fact that our contracts with our Japanese customers are payable in foreign currency beginning in 2005 and may be subject to fluctuations due to changes in currency exchange rates; our ability to achieve sufficient growth and consistent operational performance of our nonclinical services contract research operations, including obtaining sufficient orders from new and existing customers, achieving optimal use of facilities and facility capacity and adequate quality of studies; our ability to comply with, and to provide studies that are compliant with, regulatory requirements, including those of the FDA, DEA, and AAALAC; our ability to attract and retain key employees; our continued access to necessary human and animal tissue samples; the availability of large animals for clinical testing; our ability to enforce our intellectual property rights and the impact of intellectual property rights of others; outsourcing trends in the pharmaceutical and biotechnology industries; competition within the drug development services outsourcing industry; our ability to limit losses from certain fixed price contracts for nonclinical services; technological advances or alternative technologies, methodologies and services that may make our Genomics Services, Nonclinical Services and DRS Business less competitive; risks associated with valuation of assets representing acquired businesses; our ability to successfully develop and commercialize the drug repositioning and selection technologies acquired from Millennium Pharmaceuticals, Inc., and our related drug repositioning and selection services, and our ability to successfully develop new indications for compounds, and to realize value from such results of our services.

    Financial tables follow.




                           Gene Logic Inc.
                       Statement of Operations
               (in thousands, except per share amounts)


                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------
                                   (unaudited)
Revenue:
   Genomics and toxicogenomics
    services                   $ 17,477  $ 13,777  $ 56,602  $ 52,171
   Nonclinical services           4,670     6,291    22,180    23,766
   Drug repositioning and
    selection services              272         -       588         -
                               --------- --------- --------- ---------
      Total revenue              22,419    20,068    79,370    75,937

Expenses:
   Cost of nonclinical
    services                      6,523     6,617    27,504    26,127
   Database production            8,146     9,916    31,689    42,496
   Research and development       2,152     1,057     6,812     2,449
   Selling, general and
    administrative                8,026     7,162    31,594    25,676
   Purchased research and
    development                       -      (266)        -     8,817
   Impairment of goodwill             -         -    32,794         -
                               --------- --------- --------- ---------
      Total expenses             24,847    24,486   130,393   105,565
                               --------- --------- --------- ---------
      Loss from operations       (2,428)   (4,418)  (51,023)  (29,628)
Interest (income), net             (781)     (409)   (2,625)   (1,395)
Other (income) expense             (253)        -      (813)        -
Write-down of marketable
 securities available-for-sale      719         -       719         -
                               --------- --------- --------- ---------
      Net loss before income
       tax expense               (2,113)   (4,009)  (48,304)  (28,233)
Income tax expense                    -         -         -       287
                               --------- --------- --------- ---------
      Net loss                 $ (2,113) $ (4,009) $(48,304) $(28,520)
                               ========= ========= ========= =========
Basic and diluted net loss per
 share                         $  (0.07) $  (0.13) $  (1.52) $  (0.91)
                               ========= ========= ========= =========
Shares used in computing basic
 and diluted net loss per
 share                           31,771    31,654    31,744    31,493
                               ========= ========= ========= =========


Note: Certain reclassifications have been made to the prior year's financial statements to conform to the current year presentation.



                           Gene Logic Inc.
                Consolidated Condensed Balance Sheets
                            (in thousands)


                                            December 31,  December 31,
                                               2005          2004
                                            ------------  ------------

                  ASSETS
Current assets:
   Cash and cash equivalents                $    43,946   $    53,237
   Marketable securities available-for-sale      38,179        49,678
   Accounts receivable, net                       3,544         4,953
   Unbilled services                              7,779         6,406
   Inventory, net                                 3,117         1,683
   Prepaid expenses                               2,403         2,210
   Other current assets                             961         2,185
                                            ------------  ------------
      Total current assets                       99,929       120,352
Property and equipment, net                      30,682        23,034
Long-term investments                             3,239         4,239
Goodwill                                         12,913        45,707
Intangibles and other assets, net                13,956        13,749
                                            ------------  ------------
      Total assets                          $   160,719   $   207,081
                                            ============  ============

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                         $     5,630   $     5,256
   Accrued compensation and employee
    benefits                                      6,702         3,990
   Other accrued expenses                         4,269         4,629
   Current portion of capital lease
    obligations                                     144           136
   Current portion of long-term debt                497           494
   Acquired technologies payable                  3,492             -
   Deferred revenue                              11,595         9,788
                                            ------------  ------------
      Total current liabilities                  32,329        24,293
Deferred revenue                                      -         3,595
Capital lease obligations, net of current
 portion                                             57           204
Long-term debt, net of current portion              127           174
Acquired technologies payable                         -         3,347
Other noncurrent liabilities                      3,350         2,640
                                            ------------  ------------
      Total liabilities                          35,863        34,253
                                            ------------  ------------
Stockholders' equity:
   Common stock                                     318           317
   Additional paid-in capital                   385,586       385,313
   Accumulated other comprehensive loss             (78)         (136)
   Accumulated deficit                         (260,970)     (212,666)
                                            ------------  ------------
      Total stockholders' equity                124,856       172,828
                                            ------------  ------------
      Total liabilities and stockholders'
       equity                               $   160,719   $   207,081
                                            ============  ============



TABLE A: GAAP to Non-GAAP Net Loss Reconciliation

                           Gene Logic Inc.
            Reconciliation of GAAP to Non-GAAP Information
               (in thousands, except per share amounts)
                             (unaudited)


                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------

Items:
   Purchased research and
    development                $      -  $   (266) $      -  $  8,817
   Impairment of goodwill             -         -    32,794         -
                               --------- --------- --------- ---------
   Total items                 $      -  $   (266) $ 32,794  $  8,817
                               ========= ========= ========= =========

GAAP net loss                  $ (2,113) $ (4,009) $(48,304) $(28,520)
Adjusted for items above              -      (266)   32,794     8,817
                               --------- --------- --------- ---------
   Non-GAAP net loss           $ (2,113) $ (4,275) $(15,510) $(19,703)
                               ========= ========= ========= =========

GAAP basic and diluted net
 loss per share                $  (0.07) $  (0.13) $  (1.52) $  (0.91)
Adjusted for items above              -     (0.01)     1.03      0.28
                               --------- --------- --------- ---------
   Non-GAAP basic and diluted
    net loss per share         $  (0.07) $  (0.14) $  (0.49) $  (0.63)
                               ========= ========= ========= =========

Shares used in computing basic
 and diluted net loss per
 share                           31,771    31,654    31,744    31,493
                               ========= ========= ========= =========

    CONTACT: Gene Logic Inc., Gaithersburg
             Investors/Media:
             Robert G. Burrows, 301-987-1824
             Email: rburrows@genelogic.com
                 or
             Investors:
             Philip L. Rohrer, Jr., 301-987-1700
             Email: prohrer@genelogic.com
                 or
             Media:
             Christopher Culotta, 301-987-1752
             Email: cculotta@genelogic.com